PROMISSORY NOTE

Amount:	$250,000.00	Date:	____________
Borrower:	Goldrich NyacAU Placer, LLC 1634 West 13th Avenue Anchorage, Alaska 99501	Lender:	NyacAU, LLC 1634 West 13th Avenue Anchorage, Alaska 99501

PROMISE TO PAY. Goldrich NyacAU Placer, LLC ("Borrower") promises to pay NyacAU, LLC ("Lender"), or order, in lawful money of the United States of America, the principal amount of TWO HUNDRED FIFTY THOUSAND DOLLARS ($250,000.00), together with interest on the unpaid outstanding principal balance at the annual rate of TEN PERCENT (10.0%) or TWO PERCENT (2.0%) above The Wall Street Journal Prime Rate (as of the date hereof, adjusted annually) whichever is greater.

PAYMENT. In the event Lender makes this loan in accordance with the terms and conditions of that certain Term Sheet executed by the Members of Goldrich NyacAU Placer, LLC, Goldrich Placer, LLC, and NyacAU, LLC, and effective on April 2, 2012, incorporated by reference herein ("Term Sheet"), Borrower will pay this loan in accordance with the terms and conditions of the Term Sheet until this Note is paid in full. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing. Unless otherwise agreed or required by applicable law, payments will be applied first to accrued unpaid interest then to principal.

PREPAYMENT. Borrower may pay without penalty all or a portion of the amount owed earlier than it is due.

DEFAULT. Borrower will be in default if any of the following happens:

(a) Borrower fails to make any payment due.

(b) Borrower breaks any promise Borrower has made to Lender, or Borrower fails to comply with or to perform when due any other term, obligation, covenant, or condition contained in this Note or any agreement related to this Note, or in any other agreement or loan Borrower has with Lender ("Related Documents").

(c) Borrower defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower's property or Borrower's ability to repay this Note or perform Borrower's obligations under this Note or any of the Related Documents.

(d) Any representation or statement made or furnished to Lender by Borrower or on Borrower's behalf is false or misleading in any material respect either now or at the time made or furnished.

(e) Borrower becomes insolvent, a receiver is appointed for any part of Borrower's property, Borrower makes an assignment for the benefit of creditors, or any

proceeding is commenced either by Borrower or against Borrower under any bankruptcy or insolvency laws.

(f) Any creditor tries to take any of Borrower's property on or in which Lender has a lien or security interest.

(g) Any Member of Goldrich NyacAU Placer, LLC is dissolved or subject to a change of control or any of the other events described in this default section occurs with respect to any Member of Goldrich NyacAU Placer, LLC.

(h) A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of the indebtedness is impaired.

(i) Lender in good faith deems itself insecure.

If any default, other than a default in payment, is curable and if Borrower has not been given a notice of a breach of the same provision of this Note within the preceding twelve (12) months, it may be cured (and no event of default will have occurred) if Borrower, after receiving written notice from Lender demanding cure of such default: (a) cures the default within fifteen (15) days; or (b) if the cure requires more than fifteen (15) days, immediately initiates steps which Lender deems in Lender's sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

LENDER'S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance on this Note and all accrued unpaid interest immediately due, without notice, and then Borrower will pay that amount. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower also will pay Lender that amount. This includes, subject to any limits under applicable law, Lender's reasonable attorneys' fees and Lender's legal expenses whether or not there is a lawsuit, including reasonable attorneys' fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law. This Note has been delivered to Lender and accepted by Lender in the state of Alaska. If there is a lawsuit, Borrower agrees upon Lender's request to submit to the jurisdiction of the Alaska state courts in the Third Judicial District, or at Lender's option, to the jurisdiction of the courts wherever any property in which Lender has a security interest is located. Lender and Borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Borrower against the other. This Note shall be governed by and construed in accordance with the laws of the State of Alaska.

STATUTE OF LIMITATIONS. The limitations period for enforcing this Note and each Related Document is ten (10) years from the date of discovery of Borrowers' breach or act of default by Lender.

TRANSFERS IN TRUST. Borrower covenants with Lender that it has not, and warrants to Lender that until all obligations of Borrower under this Note have been satisfied and Borrower has been released by Lender in writing, Borrower will not transfer any assets of Borrower into a trust or similar entity to be held for the benefit of Borrower or any other entity or individual, in

any manner which precludes Lender's access to such assets in the event of default. Borrower agrees that any transfer in violation of this provision of this Note is void as to Lender.

GENERAL PROVISIONS. Lender may delay or forego enforcing any of its rights or remedies under this Note without losing them, Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, protest and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan, or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE AND ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THE NOTE.

BORROWER:

GOLDRICH NYACAU PLACER, LLC

By:______________________________

J. Michael James, Manager, NyacAU, LLC,
Manager of Goldrich NyacAU Placer, LLC